Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
     The unaudited pro forma condensed consolidated financial information of Hayes Lemmerz International, Inc. (the “Company”) presented below gives effect to sale of all of the issued and outstanding capital stock of Hayes Lemmerz International — Bristol, Inc. and Hayes Lemmerz International — Montague, Inc. (together, the “Suspension Subsidiaries”) to Diversified Machine, Inc. The Suspension Subsidiaries operated the Company’s aluminum suspension components business in North America through facilities located in Bristol, Indiana and Montague, Michigan. The consideration received by the Company for the sale of the Suspension Subsidiaries was approximately $26.2 million and consisted of approximately $21.1 million in cash plus the assumption of approximately $5.1 million of debt under capital leases for equipment at the facilities. The cash portion of the purchase price is subject to customary post-closing adjustments based on working capital on the closing date. Approximately $2.5 million of the purchase price is being held in escrow to secure the Sellers’ obligations under the Stock Purchase Agreement executed in connection with the transaction.
     The unaudited pro forma condensed consolidated financial information has been included in this Form 8-K filing to give effect to the sale of the Suspension Subsidiaries. As a result, historical results of operations have been adjusted on a pro forma basis to remove the results of the Suspension Subsidiaries. The unaudited pro forma condensed consolidated financial information includes a pro forma condensed consolidated balance sheet as of October 31, 2006 and pro forma condensed consolidated statements of operations for the fiscal year ended January 31, 2006 and for the nine months ended October 31, 2006. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2006 gives effect to the sale of the Suspension Subsidiaries as if it had occurred on October 31, 2006. The unaudited pro forma condensed consolidated statements of income for the nine months ended October 31, 2006 and for the year ended January 31, 2006 give effect to the sale of the Suspension Subsidiaries as if it had occurred on February 1, 2005. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2006 and with the unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2006.
     The pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements are based on the best information available and assumptions that management believes are reasonable. The pro forma adjustments will differ from those that will be calculated to report the Suspension Subsidiaries as a discontinued operation in the Company’s future filings. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s results of operations or financial position would have been had the sale of the Suspension Subsidiaries occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future results of operations or financial position.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
As of October 31, 2006

		Disposition of
	HLI Inc.	Suspension
	as Reported	Subsidiaries		Pro Forma
		(Dollars in millions)
ASSETS
Current assets:
Cash and cash equivalents	$59.7	$32.7	(B)	$92.4
Receivables	336.9	(29.2	) (A)	307.7
Inventories	199.3	(19.1	) (A)	180.2
Prepaid expenses and other current assets	17.3	(2.5	) (A)	14.8

Total current assets	613.2	(18.1)		595.1
Property, plant, and equipment, net	697.4	—		697.4
Goodwill	206.2	—		206.2
Intangible assets, net	173.6	—		173.6
Other assets	48.3	—		48.3

Total assets	$1,738.7	$(18.1)		$1,720.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank borrowings and other notes	$24.3	$—		$24.3
Current portion of long-term debt	9.2	(1.0	) (B)	8.2
Accounts payable and accrued liabilities	402.8	(11.8	) (A)	391.0

Total current liabilities	436.3	(12.8)		423.5
Long-term debt, net of current portion	667.0	(4.5	) (B)	662.5
Deferred tax liabilities	66.6	—		66.6
Pension and other long-term liabilities	409.4	—		409.4
Minority interest	53.3	—		53.3
Commitments and contingencies	—	—		—
Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, none issued or outstanding at October 31, 2006	—	—		—
Common stock, par value $0.01 per share:
100,000,000 shares authorized; 38,468,213 issued and outstanding at October 31, 2006	0.4	—		0.4
Additional paid in capital	677.9	—		677.9
Accumulated deficit	(670.6)	(0.8	) (C)	(671.4)
Accumulated other comprehensive income	98.4	—		98.4

Total stockholders’ equity	106.1	(0.8)		105.3

Total liabilities and stockholders’ equity	$1,738.7	$(18.1)		$1,720.6

The accompanying notes are an integral part of these financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)
(A)	Reflects the elimination of the historical assets and liabilities for the Suspension Subsidiaries as of October 31, 2006.
(B)	Represents estimated cash proceeds of $32.7 million and estimated debt assumed of $5.5 million from the sale of Suspension Subsidiaries as if the transaction occurred on October 31, 2006. The purchase price for the Suspension Subsidiaries is based on a formula including, among other factors, capital expenditures relative to budget and working capital at the closing. The difference of $11.6 million between the estimated cash proceeds and the actual cash proceeds of $21.1 million is due to a $10.2 million decrease in working capital and a $1.4 million capital expenditure adjustment for activity from November 1, 2006 to February 14, 2007. The difference of $0.4 million between the estimated debt assumed and the actual debt assumed of $5.1 million represents debt payments for the capital lease from November 1, 2006 to February 14, 2007.
(C)	Represents the estimated loss on sale as if the disposition occurred on October 31, 2006.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
Nine months ended October 31, 2006

		Disposition of
	HLI Inc. as	Suspension
	Reported	Subsidiaries (A)	Pro Forma
Net sales	$1,745.7	$(129.3)	$1,616.4
Cost of goods sold	1,582.9	(119.2)	1,463.7

Gross profit	162.8	(10.1)	152.7
Marketing, general, and administrative	118.9	(8.5)	110.4
Asset impairments and other restructuring charges	48.1	(32.3)	15.8
Other expense, net	5.2	0.1	5.3

Earnings (loss) from operations	(9.4)	30.6	21.2
Interest expense, net	56.8	—	56.8

Loss from continuing operations before taxes and minority interest	(66.2)	30.6	(35.6)
Income tax expense	30.4	(0.3)	30.1

Loss from continuing operations before minority interest	(96.6)	30.9	(65.7)
Minority interest	7.5	—	7.5

Loss from continuing operations	(104.1)	30.9	(73.2)

Loss per common share data
Basic and diluted:
Loss from continuing operations	$(2.72)	N/A	$(1.91)

Weighted average shares outstanding (in millions)	38.3	N/A	38.3
The accompanying notes are an integral part of these financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
Year ended January 31, 2006

		Disposition of
	HLI Inc. As	Suspension
	Reported	Subsidiaries (A)	Pro Forma
Net sales	$2,277.2	$(212.6)	$2,064.6
Cost of goods sold	2,103.0	(201.9)	1,901.1

Gross profit	174.2	(10.7)	163.5
Marketing, general, and administrative	181.5	(13.0)	168.5
Asset impairments and other restructuring charges	388.8	(76.5)	312.3
Other (income) expense, net	(0.7)	1.0	0.3

Earnings (loss) from operations	(395.4)	77.8	(317.6)
Interest expense, net	65.9	—	65.9
Other non-operating expense	0.8	—	0.8

Loss from continuing operations before taxes and minority interest	(462.1)	77.8	(384.3)
Income tax (benefit) / expense	(1.2)	(0.1)	(1.3)

Loss from continuing operations before minority interest	(460.9)	77.9	(383.0)
Minority interest	7.2	—	7.2

Loss from continuing operations	(468.1)	77.9	(390.2)

Loss per common share data
Basic and diluted:
Loss from continuing operations	$(12.35)	N/A	$(10.30)

Weighted average shares outstanding (in millions)	37.9	N/A	37.9
The accompanying notes are an integral part of these financial statements.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE PRO FORMA CONSOLIDATED
STATEMENTS OF OPERATIONS
(Unaudited)
The unaudited Pro Forma Consolidated Statements of Operations reflect the historical results of operations of the Suspension Subsidiaries for the nine months ended October 31, 2006 and the year ended January 31, 2006. Due to the fact that the Company had previously disposed of its other subsidiaries in the suspension business, the Suspension Subsidiaries will be included in discontinued operations in the Company’s Consolidated Statement of Operations.
(A)	Reflects the elimination of the historical results of operations for the Suspension Subsidiaries for the nine months ended October 31, 2006 and the year ended January 31, 2006.